Exhibit 23.6

Sproule Associates Limited

February 14, 2000



Greka Energy Corporation
630 Fifth Avenue, Suite 1501
New York, New York 10111

         Re:      Evaluation of the P&NG Reserves of Beaver Lake
                  Reserves Corporation, as of January 1, 1999

Dear Sirs:

         Sproule Associates Limited hereby consents to the incorporation by reference into this registration statement on Form S-8 of Greka Energy
Corporation of references to our firm in the form and context in which they appear in the Annual Report on Form 10-KSB of Greka Energy Corporation and all amendments thereto for the year ended December 31, 1998.

                                            Sincerely,


                                            /s/ Keith MacLeod
                                            ---------------------------
                                            R. K. MacLeod, Eng.
                                            Vice-President, Engineering
                                            U.S. and International